                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                              [X]
Filed by Party other than the Registrant             [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                    -----------------------

                       TROY GROUP, INC.
         (Name of Registrant as Specified In Its Charter)

                -------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                   ------------------------

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

             ----------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                                  [Letterhead]

                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 6, 2000

                          ----------------------------

TO THE STOCKHOLDERS OF TROY GROUP, INC.:

         The Annual Meeting of Stockholders of Troy Group, Inc., a Delaware corporation, will be held on Thursday, April 6, 2000, at 2:00 p.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, for the following purposes:

         1. To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

         2. To consider and act upon a proposal to amend our 1998 Stock Incentive Plan to increase the number of shares of our common stock specifically reserved for issuance under that plan by 1,500,000 shares, from 1,200,000 shares to 2,700,000 shares.

         3. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, certified public accountants, as our independent auditors for our fiscal year ending November 30, 2000.

         4. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on February 18, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

                                            By Order of the Board of Directors,

                                            /s/ Del L. Conrad

                                            Del L. Conrad
                                            SECRETARY

March 8, 2000
Santa Ana, California

                                  [Letterhead]

                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705

                            ------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 6, 2000

                            -------------------------

                                  INTRODUCTION

         The Annual Meeting of Stockholders of Troy Group, Inc., a Delaware corporation, will be held on Thursday, April 6, 2000, at 2:00 p.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, for the purposes set forth in the accompanying Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to MARK AND SIGN THE PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

         Any proxy given to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our Secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary or by attending the Annual Meeting and voting in person. Proxies that are signed by stockholders but that lack any specific voting instructions will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of each of the nominees listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

         We expect that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to our stockholders on or about March 8, 2000.

                                VOTING OF SHARES

         Our Board of Directors has fixed the close of business on February 18, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On February 18, 2000, 10,740,249 shares of our common stock, $.01 par value, were outstanding. Each outstanding share on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting, voting together as a single class.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from the director nominee or an abstention (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

         Because the eight director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors, votes that are withheld from the election of director nominees will be excluded entirely from the vote and will have no effect. Each of the other proposals described in this Proxy Statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that proposal. Shares voted as abstaining on any of these proposals will be treated as voting shares that were not cast in favor of the proposal, and thus will be counted as votes against the particular proposal. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not voting on that matter, and thus will not be counted in determining whether that matter has been approved.

         Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted in favor of the election as directors of the nominees for director listed in this Proxy Statement, in favor of the other proposals described in this Proxy Statement and, with respect to any other business that may properly come before the Annual Meeting, according to the best judgment of the proxies named on the proxy card.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 18, 2000, information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) by each director and each nominee, (c) by each executive officer named in the Summary Compensation Table below, and (d) by all our executive officers and directors as a group.



                                                       SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED (1)(2)
                                                      -------------------------
                                                                       PERCENT
                  NAME OF BENEFICIAL OWNER            AMOUNT           OF CLASS
                  Patrick J. Dirk (3)...............  5,684,857         52.9%
                  Mary J. Dirk (3)..................  5,684,857         52.9%
                  Brian P. Dirk (4).................  478,752            4.5%
                  Robert S. Messina.................  244,990            2.3%
                  Del L. Conrad (5).................  10,000                *
                  Norman B. Keider (5)..............  10,000                *
                  John B. Zaepfel (5)...............  10,000                *
                  William P. O'Reilly (5)...........  10,000                *
                  Gene A. Bier (5)..................  10,000                *
                  Dr. Harold L. Clark (5)...........  10,000                *
                  All directors and executive
                    officers as a group (9 persons)
                    (3)(4)(6)........................ 6,468,599         60.2%

------------------------

*        Less than 1% of the outstanding shares.

(1) Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of February 18, 2000, there were 10,740,249 shares of common stock outstanding.

(3) Consists of 5,670,000 shares that Patrick J. and Mary J. Dirk hold as trustees under The Dirk Family Trust UTD March 6, 1990 and 14,857 shares held by the Dirk Foundation. The address of Patrick J. and Mary
         J. Dirk is 2331 South Pullman Street, Santa Ana, California 92705.

(4) Includes 46,785 shares that Mr. Brian Dirk holds as a trustee under the Dirk 1998 Alaska Trust.

(5) Consists entirely of 10,000 shares that the named individual has the right to acquire within 60 days upon the exercise of options.

(6) Includes 60,000 shares that directors and executive officers have the right to acquire within 60 days upon the exercise of options.


                              ELECTION OF DIRECTORS

NOMINATION

         Our bylaws provide that the Board shall consist of between one and fifteen members, with the number of directors determined from time to time by the Board. The number of directors is currently set at eight.

         The Board has nominated the eight individuals identified below to serve as directors until the next annual meeting of our stockholders or until their respective successors are elected and qualified. All of the nominees are current members of the Board.

         The Board recommends a vote FOR the election of each of the nominees listed below. The eight nominees at the Annual Meeting who receive the greatest number of votes cast for the election of directors at the meeting will be elected as directors. In the absence of other instructions, the proxies will be voted FOR each of the individuals named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for only the remaining nominees. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following information has been furnished to us as of February 18, 2000 by the respective nominees for director.


NAME OF NOMINEE     AGE    PRINCIPAL OCCUPATION                                   DIRECTOR SINCE

Patrick J. Dirk     60     Chairman of the Board, Director and Chief                  1982
                           Executive Officer of Troy, Chairman of the
                           Board and Chief Executive Officer of Troy
                           Systems International and Chairman of the
                           Board, Chief Executive Officer, sole
                           Director of Troy XCD and Director of Troy
                           Telgate Systems, Inc.


Robert S. Messina   50     President, Chief Operating Officer and Director of Troy    1999

Brian P. Dirk       35     Vice President and Director of Troy                        1999


                                        4




Norman B. Keider    68     Self-Employed Management Consultant                        1999

John B. Zaepfel     63     Managing Partner of Zaepfel Group                          1999

William P. O'Reilly 53     Chief Executive Officer of Eltrax Systems, Inc.            1999

Gene A. Bier        61     President and Chief Executive Officer of XCORP             1999
                           Business Development, Inc.

Dr. Harold L. Clark 64     Chief Executive Officer and Chairman of Micro-Mart.com     1999


OTHER INFORMATION ABOUT NOMINEES

         PATRICK J. DIRK has been Chairman of the Board, Chief Executive Officer, and a Director since he co-founded Troy with his wife in May 1982. From May 1982 until August 1999, Mr. Dirk served as President of Troy. Mr. Dirk is also the founder, Chairman of the Board and Chief Executive Officer of Troy Systems International, the Chairman of the Board, Chief Executive Officer and sole Director of Troy XCD and a Director of Troy Telgate Systems, Inc. Since March 1984, Mr. Dirk has served as a Director of Eltrax Systems, Inc. a managed network services company that provides communication products and services for enterprise wide networks. Mr. Dirk co-founded Eltrax in March 1984 and served as its Chairman of the Board from February 1995 until August 1995. From 1973 until 1982, Mr. Dirk was employed in various capacities by Kroy Inc., a manufacturer of automated lettering machines and related products, serving as President and a Director from 1980 to 1982. Mr. Dirk also serves as a member of the Boards of Directors and advisory Boards of several private companies, none of which compete with Troy. Mr. Dirk devotes substantially all of his efforts to Troy and its subsidiaries. Mr. Dirk is the father of Brian P. Dirk.

         ROBERT S. MESSINA has been President, Chief Operating Officer and a Director of Troy since August 1999. Mr. Messina previously served as Executive Vice President of Troy from April 1998 to August 1999 and the President and Chief Operating Officer of Troy Systems International from December 1996 to August 1999. From December 1995 through December 1996, Mr. Messina served as the Executive Vice President and General Manager of Troy Systems International and from July 1994 through December 1995 he served as its Vice President Sales and Marketing. From January 1992 through March 1994, he was the General Manager of Omninote, a division of Telautograph Corp., a network communications company.

         BRIAN P. DIRK has been a Vice President of Troy since May 1996. He was a member of our Board of Directors from that date until October 30, 1998. He again became a Director in July 1999. Mr. Dirk's primary responsibility is Vice President of Business Development. His duties include managing our acquisition strategies and staff. Prior to this, he served as Vice President of International and Federal Government Sales. Since joining us in 1989, Mr. Dirk has held various training and management positions, including Director of Business Development, International Sales Manager, Special Projects Manager, Telesales Representative and Purchasing Agent. Mr. Dirk is the son of Patrick J. Dirk.

         NORMAN B. KEIDER has been a Director since July 1999. Since August 1993, Mr. Keider has been a self employed management consultant. Mr. Keider served as a Managing Director of A.T. Kearney, an executive search consulting firm from January 1989 to August 1993. From April 1986 to January 1989, he was a partner with Keider-Zupsic Associates, an executive search consulting company. Mr. Keider also served as a partner for Arthur Young & Company, an accounting and consulting company from December 1979 to April 1986. From January 1978 to December 1979, he was a self employed consultant for acquisition searches. From December 1972 to January 1978, Mr. Keider was the President and Chief Executive Officer of Atlas Powder Company, a manufacturer of commercial explosives.

         JOHN B. ZAEPFEL has been a Director since July 1999. Since June 1991, Mr. Zaepfel has been a Managing Partner of the Zaepfel Group, a middle market consulting firm specializing in strategic facilitation and planning. Mr. Zaepfel has served as Chief Executive Officer of several companies. He currently serves as a Director for ten companies including two publicly traded companies, RemedyTemp, Inc. and Pro-Dex, Inc. From January 1985 to May 1989, Mr. Zaepfel was the founder and Chief Executive Officer of CPG International, Inc., a manufacturer and marketer of fine art, graphic art, engineering, drafting and media supplies. From 1974 to 1984, Mr. Zaepfel was President and Chief Executive Officer of Chartpak and Pickett Industries, wholly-owned subsidiaries of Times Mirror. Mr. Zaepfel was General Manager of Chartpak, a division of Avery International from 1990 to 1993.

         WILLIAM P. O'REILLY has been a Director since July 1999. Mr. O'Reilly has been the Chief Executive Officer of Eltrax Systems, Inc. since January 1997. Mr. O'Reilly has also been the Chairman of the Board of Directors of Eltrax since August 1995 and a Director of Eltrax since July 1995. For the past 15 years, Mr. O'Reilly has been a private investor and entrepreneur who has managed several business ventures. In 1989, Mr. O'Reilly formed a group of investors to acquire Military Communications Center, Inc., where he served as Chairman of the Board and Chief Executive Officer from 1989 to 1994. In 1986, Mr. O'Reilly founded Digital Signal, Inc., a provider of fiber optic capacity to long distance carriers in the telecommunications industry. Mr. O'Reilly served as Digital Signal's Chief Executive Officer from 1986 to 1989. In 1980, Mr. O'Reilly founded Lexitel Corporation, a long distance carrier that was subsequently acquired by ALC Communications, Inc., and served as its Chairman of the Board and Chief Executive Officer from 1980 to 1984. Mr. O'Reilly is also a Director of PointeCom, Inc., a builder and operator of international communication networks which provides voice, video and data services.

         GENE A. BIER has been a Director since July 1999. Since 1987, Mr. Bier has been the President and Chief Executive Officer of XCORP Business Development, Inc., a consulting and investment company. From July 1986 to February 1996, Mr. Bier was a Director of Eltrax Systems, Inc. and served as its Chairman from September 1989 to March 1990. From June 1983 to January 1987, Mr. Bier was Chief Executive Officer of U.S. West Communications, formerly Minnesota Northwestern Bell. From September 1978 to June 1983, he was Vice President and from August 1963 to September 1978, he held various positions in the Bell System. Mr. Bier has served on the Boards of many local organizations, including the Minnesota Business Partnership, Inc., the Greater Minneapolis Metropolitan Housing Corporation, the United Way of Minneapolis and the Metropolitan Medical Center. Mr. Bier was Chairman of the Greater Minneapolis Chamber of Commerce, the Governor's Jobs Training Counsel, the Minnesota State Lottery Board and the Urban Coalition.

         DR. HAROLD L. CLARK has been a Director since July 1999. Since October 1998, Dr. Clark has been the Chief Executive Officer and Chairman of Micro-Mart.com, an Internet-based computer products reseller. Prior to this position, Dr. Clark served as XCD's Chairman from July 1995 until it became Troy XCD in October 1998. From April 1993 to August 1995, Dr. Clark was the Chief Executive Officer and Co-Chairman of AmeriQuest Technologies, Inc., a distributor of computer technology solutions to value-added resellers, systems integrators, distributors and computer dealers. Dr. Clark also acted as a consultant to AmeriQuest from August 1995 to December 1995. From April 1993 to December 1993, Dr. Clark was the President and Chief Executive Officer of an AmeriQuest subsidiary, CDS Distribution, Inc. Dr. Clark was the President of Everex Systems, Inc., a supplier of server, workstation, notebook and desktop solutions from February 1991 to December 1992. From October 1984 to April 1990, Dr. Clark was President and Vice Chairman of Ingram MicroD Inc., a wholesale distributor of technology products and services, and a provider of assembly and integration services. Dr. Clark currently serves as a Director of Max Internet Communications, a video communications equipment Intranet and Internet provider.

ADDITIONAL INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The Board of Directors has established an Audit Committee and a Compensation Committee, each of which became active upon our initial public offering in July 1999.

         The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices and reviews the annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee consists of Messrs. Zaepfel and Clark. The Audit Committee did not meet during fiscal 1999, but did begin meeting subsequent to the end of fiscal 1999 to consider the audit for that year.

         The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to the Board concerning executive officer and director compensation. The Compensation Committee consists of Messrs. Keider and O'Reilly. The Compensation Committee met three times during fiscal 1999 following our initial public offering.

         Following our initial public offering, the Board met once during fiscal 1999. During the term of their service on the Board following the date of our initial public offering, each of the directors attended, either in person or by telephonic conference, 75% or more of the meetings of the Board and all such committees on which such director served during fiscal 1999.

DIRECTOR COMPENSATION

         Directors who are employees receive no separate compensation for their service as directors. Our non-employee directors receive $1,500 for each regular meeting of the Board of Directors, $750 for each special meeting of the Board of Directors and $750 for each meeting of the committees on which they serve. Non-employee directors are also reimbursed for travel expenses for attending Board and committee meetings.

         Our 1998 Stock Incentive Plan provides for the grant of stock based awards to eligible key employees, officers and directors. Effective upon completion of our initial public offering in July 1999, we granted each non-employee director a ten-year option to purchase 30,000 shares of common stock at our initial public offering price of $7.00 per share. These options vested as to 10,000 shares on October 18, 1999 (90 days after our initial public offering date) and will vest as to an additional 8,000 shares on July 21, 2002 and 6,000 shares on each of July 21, 2003 and July 21, 2004. Pursuant to the Plan, an option will, to the extent exercisable on termination of a director's service, remain exercisable for a period of three months after such termination of service of a director, except that, if termination of service is due to death, disability or retirement, an option will remain exercisable for a period of one year, but never beyond the option's original term. In the event of a change in control of Troy (as discussed more fully below under the heading "Management Agreements"), these options will become immediately and fully exercisable for the remainder of their respective terms.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation paid or earned during fiscal 1998 and 1999 by our Chief Executive Officer and our three other executive officers, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for fiscal 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                   ANNUAL COMPENSATION             AWARDS
                                              -----------------------------     -------------
                                                               OTHER ANNUAL       SECURITIES
  NAME AND                                                     COMPENSATION       UNDERLYING           ALL OTHER
  PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)(1)         ($)(2)          OPTIONS(#)     COMPENSATION ($)(3)
  ------------------      ----    ---------   -----------         ------          ----------     -------------------

  Patrick J. Dirk
     CHAIRMAN OF THE
     BOARD, AND  CHIEF    1999    $225,000       $110,000         $7,320              __                4,800
     EXECUTIVE OFFICER    1998     225,000         68,730          9,855              __                5,000

  Robert S. Messina
     PRESIDENT, CHIEF
     OPERATING OFFICER    1999     160,000        174,372         11,040           200,000              4,183
     AND DIRECTOR         1998     160,000         90,768          5,400              __                4,041


  Brian P. Dirk
     VICE PRESIDENT       1999     150,000         46,000          3,525            30,000              3,409
     AND DIRECTOR         1998     115,000        114,106          3,825              __                3,058

  Del L. Conrad
     CHIEF FINANCIAL
     OFFICER, TREASURER   1999     140,000         40,000          5,400            35,000              4,057
     AND SECRETARY        1998     130,000         16,250          4,050              __                3,812

(1) Figures for fiscal year 1999 represent performance bonuses of $110,000, $100,000, $46,000 and $40,000 for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively. Also includes commissions of $74,372 for Mr. Messina. Figures for fiscal year 1998 represent performance bonuses of $68,730, $45,500, $50,000 and $16,250 for Messrs. Patrick Dirk,
         Messina, Brian Dirk and Conrad, respectively. Also includes commissions of $45,268 and $64,106 for Messrs. Messina and Brian Dirk.

(2) Figures for fiscal year 1999 represent $4,725, $6,300, $3,525 and $5,400 for automobile usage for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad and $2,595 and $4,740 for reimbursement of social club membership fees for Mr. Patrick Dirk and Mr. Messina respectively. Figures for fiscal year 1998 represent $5,250, $5,400, $3,825 and $4,050 for automobile usage for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad and $4,605 for reimbursement of social club membership fees for Mr. Patrick Dirk.

(3) Figures for fiscal year 1999 include $4,800, $4,183 and $3,409 and $4,057 for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively, for matching contributions under Troy's 401(k) Plan. Figures for fiscal year 1998 include $5,000, $4,041, $3,058 and $3,812 for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively, for matching contributions under Troy's 401(k) Plan.

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises during the fiscal year ended November 30, 1999 to or by each of the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such persons at November 30, 1999.

                                         OPTION GRANTS IN LAST FISCAL YEAR


                                                     INDIVIDUAL GRANTS(1)
                                                     --------------------
                                               PERCENT OF TOTAL
                       NUMBER OF SECURITIES     OPTIONS GRANTED                                        GRANT DATE
                        UNDERLYING OPTIONS      TO EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION        PRESENT
NAME                      GRANTED (#)(1)          FISCAL YEAR        PRICE ($/SH)         DATE        VALUE ($)(2)
----                      --------------          -----------        ------------      ----------     ------------

Patrick J. Dirk                  --                     --                  --                 --

Robert S. Messina             200,000                16.6%                6.75            8/25/09         $892,000

Brian P. Dirk                  30,000                 2.5%              8.0094            9/22/04         $189,300

Del L. Conrad                  35,000                 2.9%                7.00            7/20/09         $161,350


-------------------------

(1) All options granted to the executives indicated were granted under our 1998 Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant as reported on the Nasdaq National Market. The stock options granted to Messrs. Messina and Brian Dirk will become exercisable at the rate of twenty percent of the number of shares underlying the options on each of the first five anniversaries of the date of grant. The stock options granted to Mr. Conrad vested as to 10,000 shares on October 18, 1999 and will vest as to an additional 11,000 shares on July 21, 2002, and 7,000 shares on each of July 21, 2003 and July 21, 2004. In the event of a "change in control," as defined in the 1998 Plan, all of such options that have been outstanding at least three months will become immediately exercisable in full and will remain so for the remainder of their term regardless of whether the holder remains in the employ or service of Troy.

(2) Represents the present value of the options granted on the date of grant using the Black-Scholes option pricing model, which requires the assumption of certain values. In calculating the values shown, we assumed annualized volatility of the price of common stock of 45.44% to 66.76%, time of exercise or option life of 10 years, and risk-free interest rates ranging from 5.81% to 5.92%, determined from market information as of the respective dates of grant. No adjustments were made for the non-transferability or risk of forfeiture of the options, and, because we have historically not paid dividends on common stock, no yield on common stock was assumed. There can be no assurance that these assumptions will prove true in the future. The actual value, if any, that an executive may realize will depend on the excess of the market price of common stock over the exercise price on the date the option is exercised, which may vary from the theoretical value indicated in the table.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                             SHARES                          OPTIONS AT FISCAL YEAR END ($)     AT FISCAL YEAR END ($)(2)
                           ACQUIRED ON       VALUE           ------------------------------   ------------------------------
NAME                       EXERCISE (#)    REALIZED ($)(1)   EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE

Patrick J. Dirk                --              --               --                --               --                --

Robert S. Messina           244,990         $1,630,457          --              200,000                            $1,237,600

Brian P. Dirk                81,967           $542,163          --               30,000                              $147,858

Del L. Conrad                  --              --              10,000            25,000         $59,380              $148,450


(1) The values indicated are based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise prices of the respective options.

(2) The values indicated are based on the difference between the fair market value of one share of common stock on November 30, 1999 ($12.938) and the exercise prices of the respective options, ranging from $6.75 to $8.01 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

MANAGEMENT AGREEMENTS

         MESSINA NON-COMPETITION AGREEMENT. On November 27, 1996, we entered into a non-competition agreement with Robert Messina regarding his services as President and Chief Operating Officer of Troy Systems International. Under the terms of this agreement, we granted Mr. Messina an option to purchase 244,990 shares of common stock at an exercise price of $0.41 per share expiring on November 25, 2006. This option, which became fully vested upon completion of our initial public offering in July 1999, was exercised by Mr. Messina during fiscal 1999. Our agreement with Mr. Messina requires him to maintain the confidentiality of our proprietary information and prohibits him from engaging in competitive activity for a three-year period after his termination. If Mr. Messina's service with us is terminated during fiscal 1999 or 2000 without cause, whether actual or constructive, we must pay Mr. Messina $300,000. Such payment is payable in 36 equal monthly installments.

         CHANGE IN CONTROL ARRANGEMENTS. Under our 1998 Stock Incentive Plan, if a "change in control" of Troy occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all options that have been outstanding at least three months will become immediately exercisable for the remainder of their terms, regardless of whether the participants to whom such options have been granted remain the employ or service of Troy or any subsidiary. Under the terms of their respective option agreements, all of the options granted to our executive officers will be subject to such accelerated vesting upon a change in control.

         In addition, upon a change in control, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the options. The acceleration of the exercisability of options under the Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

         The Plan also provides that if a "change in control" of Troy occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

             - all stock appreciation rights that have been outstanding at least three months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of Troy or any subsidiary;

             - all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

             - all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and reflected in the award agreement.

         Under the Plan, a "change in control" will include any of the following:

             - the sale or other disposition of substantially all of our assets;

             - the approval by our stockholders of a Plan or proposal for the liquidation or dissolution of Troy;

             - a merger or consolidation to which we are a party if our stockholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities unless such transaction was approved in advance by the "continuity directors," which are the directors as of the effective date of the Plan or any persons who subsequently become directors and whose election or nomination was approved by a majority vote of the continuity directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities, regardless of any approval by the continuity directors;

             - any person becoming, after the effective date of the Plan, the beneficial owner of (A) 20% or more, but less than 50%, of the combined voting power of our outstanding securities, unless the transaction was approved in advance by the continuity directors, or (B) 50% or more of the combined voting power of our outstanding securities, regardless of any approval by the continuity directors; or

             - the continuity directors cease for any reason to constitute at least a majority of the Board.

         Notwithstanding anything in the foregoing to the contrary, no change in control will be deemed to have occurred for purposes of the Plan by virtue of certain transfers among the members of Patrick J. Dirk's family or family trusts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to our initial public offering in July 1999, we had no Compensation Committee but the Board of Directors performed equivalent functions. Mr. Patrick Dirk served as our Chairman and Chief Executive Officer and set the compensation of the executive officers. Upon completion of the offering, Messrs. Keider and O'Reilly became members of the Compensation Committee. Messrs. O'Reilly and Patrick Dirk, our Chairman of the Board, Director and Chief Executive Officer, are both members of the Board of Directors of Eltrax Systems, Inc. Mr. O'Reilly is the Chief Executive Officer of Eltrax.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to the Board of Directors concerning compensation paid to our executive officers, directors and certain key employees. Compensation paid to these individuals is reviewed and set annually by the Compensation Committee to coincide with our fiscal year.

         The Compensation Committee also administers our stock-based compensation plans, including our 1998 Stock Incentive Plan, which allows the Compensation Committee to grant incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses to eligible key employees, officers, directors and consultants.

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The overall philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at both the individual and company level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for our executive compensation program:

         - Encourage the achievement of desired individual and company performance goals by rewarding such achievements.

         - Provide a program of compensation that is competitive with comparable companies to enable us to attract and retain key executive talent.

         - Align the interests of our executives with the interests of our stockholders by linking compensation to company performance and ensuring that our executives have opportunities for long-term stock ownership.

         In making its recommendations to the Board of Directors, the Compensation Committee considers factors such as company performance, both in isolation and in comparison to companies of comparable profitability, complexity and size; the individual performance of each executive officer; our historical compensation levels; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent that we desire. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. Prior to our July 1999 initial public offering, executive compensation was established by Patrick Dirk with assistance and information provided by outside advisors. Accordingly, the compensation reported as paid to our executive officers in fiscal 1999 and 1998 in this Proxy Statement was determined by Mr. Dirk and not by the Compensation Committee.

         Since the date of our initial public offering, our Compensation Committee has established an executive compensation program consisting of base salary, annual cash bonus compensation, long-term incentive opportunities under the 1998 Plan and other benefits. Each element of this compensation program, which was first implemented by the Compensation Committee for compensation payable in fiscal 2000, is discussed in greater detail below.

                  BASE SALARY. Each executive officer's base salary is determined annually by the Compensation Committee and ratified by the Board of Directors after considering the compensation levels of executives at comparable companies in our industry, the potential impact of the individual on company performance, the level of skill, responsibility and experience required by the individual's position and the other factors described above. In evaluating comparable company compensation, the Compensation Committee places particular emphasis on data for companies with revenues similar to our forecasted revenues for the relevant fiscal year. The Compensation Committee determined executive officer salaries for fiscal 2000 in this manner.

                  ANNUAL CASH BONUSES. The Compensation Committee utilizes annual cash bonuses to provide a direct financial incentive to the Company's executive officers. Under the executive officer bonus program administered by the Compensation Committee, each executive is eligible to receive bonus, subject to achievement of specified company goals. For fiscal 2000, bonuses payable to Messrs. Messina, Conrad and Patrick Dirk are tied to achievement of budgeted earnings before interest and taxes. Bonuses payable to Mr. Brian Dirk for fiscal 2000 are tied to successful completion of acquisitions by the company. The actual amount of bonus payable to Messrs. Messina, Patrick Dirk and Brian Dirk will correlate with the degree to which we achieve or exceed the relevant company goal.

                  LONG-TERM INCENTIVE COMPENSATION. The Compensation Committee makes long-term incentive compensation available to our executive officers through its administration of the 1998 Plan, as discussed above. From time to time the Compensation Committee evaluates equity ownership by our executive officers and may grant stock-based compensation under the 1998 Plan in order to reward such executives for their contributions to achievement of company objectives and to further align their interests with those of our stockholders. During fiscal 1999, options were awarded to Messrs. Messina, Brian Dirk and Conrad. Due to his significant stockholdings Mr. Dirk was not granted additional stock-based compensation in fiscal 1999.

                  OTHER BENEFITS. In addition to the compensation described above, our executive officers receive benefits under our insurance, 401(k) and employee stock purchase plans, each of which is generally available to our other employees. We also compensate each of our executive officers for automobile expense and Messrs. Patrick Dirk and Messina for social club membership fees.

         For fiscal 1998 and 1999, we paid sales commissions to certain of our executive officers. In establishing the compensation program outlined above, the Compensation Committee has determined to phase out all sales commissions at the executive officer level.

         SECTION 162(m). Section 162(m) of the Internal Revenue Code of 1986 limits our ability to deduct certain compensation in excess of $1 million paid to our chief executive officer and each of our four other most highly compensated executives. In 1999, we did not pay "compensation" within the meaning of Section 162(m) in excess of $1 million to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                      COMPENSATION COMMITTEE

                                      Norman B. Keider
                                      William P. O'Reilly

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on our common stock to the total cumulative return on the Nasdaq Market Index and an industry index based on Standard Industrial Code 3570-3579 (Computer and Office Equipment) during the period from our initial public offering on July 21, 1999 to November 30, 1999. The graph assumes a $100 investment in common stock, the Nasdaq Market Index and the industry index on July 21, 1999 and the reinvestment of all dividends.


       DATE            COMPANY          SIC INDEX         NASDAQ MARKET INDEX
   July 21, 1999       100.00            100.00                100.00

   November 30, 1999   184.80            138.00                118.40


CERTAIN TRANSACTIONS

         Prior to April 1998, Troy and its subsidiary, Troy Systems International, were 100% beneficially owned by Patrick J. and Mary J. Dirk as trustees under The Dirk Family Trust UTD March 6, 1990, the trustee of The Dirk 1997 Education Trust, the trustees of the Dirk 1998 Alaska Trust, Brian P. Dirk and Patrick J. Dirk's other three children. For convenience, we refer to each of these individuals and trusts collectively as the Dirk stockholders.

         We lease a total of 77,000 square feet at our West Virginia facility from Dirk Investments, Inc. Dirk Investments is wholly-owned by the Dirk stockholders. This lease expires on September 1, 2000 and provides for rent, effective as of December 1998, of approximately $22,500 per month. Total rental payments made by us for the fiscal year ended November 30, 1999 were approximately $270,000.

         We and the Dirk stockholders are also parties to a Tax Agreement Relating to S Corporation Distributions. Under this agreement, we have agreed to indemnify the Dirk stockholders for any adjustments causing an increase in their federal and state income tax liability, including interest and penalties, related to tax years prior to October 30, 1998. Subject to certain limitations, this agreement also provides that the Dirk stockholders will reimburse us for any amounts refunded to them as a result of the loss of the S corporation status of Troy or Troy Systems. Any payment made by us to the Dirk stockholders pursuant to this agreement may be considered by the Internal Revenue Service or state taxing authorities to be nondeductible by Troy or Troy Systems for income tax purposes.

         All future transactions, including any loans from us to our officers, directors, principal shareholders or affiliates, will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                 PROPOSAL TO AMEND OUR 1998 STOCK INCENTIVE PLAN

INTRODUCTION

         On April 21, 1998, our Board of Directors and sole stockholder at that time adopted the Troy Group, Inc. 1998 Stock Incentive Plan. The Plan provides for the grant of stock-based incentive awards to eligible key employees, officers, directors and consultants. These incentive awards consist of stock options, including "incentive options" under Section 422 of the Internal Revenue Code of 1986, as amended, "non-statutory stock options" not qualifying for such incentive treatment, stock appreciation rights, restricted stock awards, performance units and stock bonuses.

         On December 14, 1999, the Board recommended that an amendment to the Plan, be submitted to our stockholders approval for purposes of increasing the number of shares of common stock specifically reserved for issuance under the Plan by 1,500,000 shares of common stock, from 1,200,000 shares to 2,700,000. You are being asked to approve this amendment at the Annual Meeting.

PURPOSE OF THE AMENDMENT

         Providing stock option grants and other incentive awards under the Plan is an important element in our overall success. In general, the Board believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing stock option grants and other incentive awards under the Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes is necessary for the achievement of our goals.

         Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

SUMMARY OF THE PLAN

         A general description of the basic features of the Plan is set forth below. This summary is qualified in its entirety by reference to the actual text of the Plan. You may obtain a copy of the Plan from us, free of charge, by sending a request to the address set forth at the beginning of this Proxy Statement.

         GENERAL. The Plan's purpose is to advance our interests and the interests of our stockholders by enabling us to attract and retain talented persons by providing an incentive to such individuals through equity participation in Troy and also rewarding such individuals who contribute to the achievement of our economic objectives.

         ELIGIBLE PARTICIPANTS. All employees of Troy or any subsidiary and any non-employee directors, consultants and independent contractors of Troy or any subsidiary who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the Plan. On February 18, 2000, approximately 210 individuals were eligible to receive incentive awards under the Plan.

         Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the Plan. All incentive awards are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's award agreement.

         ADMINISTRATION. The Compensation Committee of the Board administers the Plan. The Compensation Committee has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the Plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any such amendment or modification, however, must be permitted by the Plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

         STOCK SUBJECT TO THE PLAN. Prior to the proposed amendment of the Plan described in this Proxy Statement, there were 1,200,000 shares of common stock specifically reserved for issuance under the Plan plus the number of shares remaining available under our 1996 Stock Option Plan or which later became available under that plan as a result of forfeiture or cancellation. As of February 18, 2000, a total of 37,341 shares remained available for issuance under the 1996 Plan, bringing the number of shares authorized under the Plan to 1,237,341. The amendment to the Plan proposed hereby would increase the number of shares specifically reserved for issuance under the Plan from 1,200,000 to 2,700,000 shares.

         As of February 18, 2000, 11,000 shares of common stock had been issued upon the exercise of options granted under the Plan, and options to purchase 1,189,000 shares of common stock were outstanding. Accordingly, 37,341 shares remained available for future grant under the Plan as of that date. Assuming approval of an increase of 1,500,000 shares to the Plan, 1,537,341 shares would be available for future grant (not including any awards made under the Plan after that date).

         In determining the number of shares of common stock available for issuance under the Plan at any point in time, shares of common stock that are issued under the Plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of common stock remaining available for issuance under the Plan. In addition, any shares of common stock that are subject to an incentive award that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of common stock that are subject to an incentive award that is settled or paid in cash are again made available for issuance under the Plan. However, any shares of common stock that constitute the forfeited portion of a restricted stock award are not made available for further issuance under the Plan.

TYPES OF AWARDS

         OPTIONS. An option provides the optionee with the opportunity to purchase a specified number of shares of common stock at a predetermined price for a specific period of time. Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. Non-qualified options must be granted with an exercise price equal to at least 85% of the fair market value of the common stock on the date of grant. For purposes of the plan, the fair market value of the common stock is the average of the high and low prices of the common stock, as reported on the Nasdaq National Market on the applicable date. On November 30, 1999, the closing price of a share of our common stock on the Nasdaq National Market was $12.938.

         Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not become exercisable prior to three months from their date of grant and may not be exercisable after 10 years from their date of grant.

         The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise), or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

         STOCK APPRECIATION RIGHTS. A stock appreciation right is a right to receive a payment from us in the form of stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and the exercise price of such shares. The exercise price of a stock appreciation right will be determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. Stock appreciation rights become exercisable at such times and in such installments as may be determined by the Compensation Committee, except that stock appreciation rights may not become exercisable prior to three months from their date of grant and may not be exercisable after 10 years from their date of grant. A holder of a stock appreciation right has no rights as a stockholder with respect to any shares subject to a stock appreciation right unless and until he or she exercises the right and the Compensation Committee decides to pay the holder in the form of common stock.

         RESTRICTED STOCK AWARDS. A restricted stock award is an award of shares of common stock that cannot be transferred to any person for some predetermined period of time, and may have to be returned to us upon the occurrence of certain conditions. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of Troy or a subsidiary for a certain period or that the participant, Troy or a subsidiary satisfy certain performance goals. Unless the Compensation Committee determines otherwise, any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

         PERFORMANCE UNITS. A performance unit is a right to receive cash, common stock, or a combination of both, upon the achievement of established performance goals. A performance unit will vest at such times and in such installments as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions or conditions to the vesting of performance units as it deems appropriate, including that the participant remain in the continuous employ or service of Troy or a subsidiary for a certain period or that the participant, Troy or a subsidiary satisfy certain performance goals or criteria.

         STOCK BONUSES. A stock bonus is an award of common stock upon the achievement of established performance goals. A stock bonus will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Compensation Committee.

         EFFECT OF CHANGE IN CONTROL. See "Executive Compensation and Other Benefits -- Change in Control Arrangements" for discussion regarding the effects of a "change in control" on incentive awards granted under the Plan.

         EFFECT OF TERMINATION OF EMPLOYMENT ON SERVICE. In the event a participant's employment or other service with Troy and all subsidiaries is terminated by reason of death, disability or retirement,

              - all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of one year after such termination, but in no event after their original expiration date,

              - all restricted stock awards then held by the participant that have not vested will be terminated and forfeited, and

              - all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.

         In the event a participant's employment or other service with us is terminated for any other reason, other than for cause, all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of three months after such termination.

         In the event a participant's employment or other service with us is terminated for cause,

              - all outstanding option and stock appreciation rights will immediately terminate without notice,

              - all restricted stock awards that have not vested as of such termination will be terminated and forfeited, and

              - all performance units and stock bonuses then held by the participant will vest and/or continue to vest according to their original terms.

         We may, in our discretion, modify these post-termination provisions, provided that no option or stock appreciation right may remain exercisable beyond its expiration date.

         AMENDMENT OF PLAN. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time to conform the Plan to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company.

         The Board may not, however, make an amendment to the Plan without stockholder approval if stockholder approval is required under Rule 16(b)(3) under the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market. Furthermore, the Board cannot make any modification to the Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

         TERMINATION. The Plan will terminate at midnight on April 21, 2008, unless terminated earlier by the Board. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the Plan may continue to be exercised according to their terms.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of Troy or to any individual participant who receives an incentive award under the Plan.

         INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or Troy as a result of the grant to an employee of an incentive stock option under the Plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to Troy or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

         When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-STATUTORY STOCK OPTIONS. Neither the participant nor Troy incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

         At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

         In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

         STOCK APPRECIATION RIGHTS. A participant who receives a stock appreciation right will not recognize any taxable income at the time of the grant. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, we will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

         RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a restricted stock award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. If the shares are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). We will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of transfer of the restricted stock award.

         A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the restrictions lapse equal to the then fair market value of the shares. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

         PERFORMANCE UNITS. A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, we would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

         STOCK BONUSES. With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of Troy may constitute parachute payments, and in certain cases, "excess parachute payments."

         SECTION 162(m). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the Plan will be subject to this limit.

OPTION AWARDS UNDER THE PLAN

         As of February 18, 2000, we have granted options to purchase shares of common stock under the Plan as follows: Mr. Messina, 200,000 shares; Mr. Brian Dirk, 30,000 shares; Mr. Conrad, 35,000 shares; all executive officers of the Company as a group, 265,000 shares; all non-executive directors of the Company as a group, 150,000 shares; Messrs. Keider, Zaepfel, O'Reilly, Bier and Clark, 30,000 shares each; and non-executive employees of Troy as a group, 815,000 shares.

         No information can be provided with respect to options or awards that may be granted in the future under the Plan. Such awards are within the discretion of the Compensation Committee. The Compensation Committee has not determined future awards or who might receive them.

BOARD RECOMMENDATION

         The Board of Directors recommends a vote FOR approval of the proposal to increase the number of shares of common stock reserved for issuance under our 1998 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the Plan.

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

         The Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, as our auditors for the year ending November 30, 2000 and wishes to submit the selection of McGladrey & Pullen, LLP to the stockholders for ratification. If the stockholders ratify the appointment of McGladrey & Pullen, LLP at the Annual Meeting, another firm of independent auditors will be considered by the Board.

         Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

         The Board recommends a vote FOR ratification of the appointment of McGladrey & Pullen, LLP as our auditors for the year ending November 30, 2000. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of McGladrey & Pullen, LLP.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended November 30, 1999, all Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before November 1, 2000 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

         A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our Proxy Statement must notify us by January 15, 2001. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

                                 OTHER BUSINESS

         We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted according to the judgment of the person or persons voting the proxies.

                                  ANNUAL REPORT

         UPON WRITTEN REQUEST, WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1999 TO EACH PERSON WHO WAS A STOCKHOLDER OF TROY AS OF FEBRUARY 18, 2000. REQUESTS SHOULD BE SENT TO: TROY GROUP, INC., 2331 SOUTH PULLMAN STREET, SANTA ANA, CALIFORNIA 92705 ATTN: STOCKHOLDER INFORMATION.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Patrick J. Dirk

                                            Patrick J. Dirk
                                            CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

March 8, 2000
Santa Ana, California

                                TROY GROUP, INC.
                            1998 STOCK INCENTIVE PLAN

1.       PURPOSE OF PLAN.

         The purpose of the Troy Group, Inc. 1998 Stock Incentive Plan (the "Plan") is to advance the interests of Troy Group, Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.       DEFINITIONS.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1  "BOARD" means the Board of Directors of the Company.

         2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.3 "CHANGE IN CONTROL" means an event described in Section 9.1 of the Plan.

         2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.6 "COMMON STOCK" means the common stock of the Company, $.01 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

         2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.8 "ELIGIBLE RECIPIENTS" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

         2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         2.11 "INCENTIVE AWARD" means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

         2.12 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.13 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.14 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.15 "PARTICIPANT" means an Eligible Recipient who receives one or more Options under the Plan.

         2.16 "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals.

         2.17 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

         2.18 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

         2.19 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

         2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2.21 "STOCK APPRECIATION RIGHT" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

         2.22 "STOCK BONUS" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

         2.23 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.24 "TAX DATE" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.       PLAN ADMINISTRATION.

         3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

         3.2      AUTHORITY OF THE COMMITTEE.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, the exercise price and the manner in which Incentive Awards will become exercisable) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

                  (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

                  (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,700,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the stockholders of the Company, are reserved for issuance under the Company's 1996 Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. Shares available for issuance may either be authorized but unissued shares or shares held by the Company in its treasury. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options, Stock Appreciation Rights or such other Incentive Awards relating to up to 300,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

         4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

         4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) where applicable, the exercise price of outstanding Incentive Awards.

5.       PARTICIPATION.

         Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.       OPTIONS.

         6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

         6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

         6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to three months from its date of grant (other than in connection with a Participant's death or Disability) and no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

         6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

         6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Santa

Ana, California and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

         6.6 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.       STOCK APPRECIATION RIGHTS

         7.1 GRANT. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

         7.2 EXERCISE PRICE. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

         7.3 EXERCISABILITY AND DURATION. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to three months from its date of grant (other than in connection with a Participant's death or disability) or after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.       RESTRICTED STOCK AWARDS.

         8.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

         8.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

         8.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

         8.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.       PERFORMANCE UNITS.

         An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10.      STOCK BONUSES.

         An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         11.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

                  (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

                  (b) All Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and

                  (c) All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         11.2 Termination for Reasons Other than Death, Disability or
Retirement.

                  (a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee set forth in the agreement evidencing the Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options or Stock Appreciation Rights then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Rights).

                  (b) For purposes of this Section 11.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

         11.3 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service in each case in the manner determined by the Committee; provided, however, that no Option may become exercisable prior to three months from its date of grant (other than in connection with a Participant's death or Disability) or remain exercisable beyond its expiration date.

         11.4 EXERCISE OF INCENTIVE STOCK OPTIONS FOLLOWING TERMINATION. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

         11.5 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.      PAYMENT OF WITHHOLDING TAXES.

         12.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant or exercise of an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

         12.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13.      CHANGE IN CONTROL.

         13.1 CHANGE IN CONTROL. For purposes of this Section 13, a "Change in Control" of the Company will mean any of the following:

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                  (b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 13.2 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

                  (d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) less than 80%, but more than 50%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

                  (e) the Continuity Directors cease for any reason to constitute at least a majority of the Board.

         Notwithstanding anything in this Section 13.1 to the contrary, the transfer by a Dirk Stockholder (as defined below) of shares of Common Stock or rights to acquire shares of Common Stock to the following persons or entities, without consideration in money or money's worth (such as by gift, bequest or devise), and the exercise or conversion of any such transferred rights to acquire shares, will not, in and of itself, be deemed to constitute a Change in Control for purposes of this Section 13: (i) transfers to any spouse, child, heir, legate or successor of such Dirk Stockholder; (ii) transfers to any trust created for the benefit of such Dirk Stockholder or any such spouse, child, heir, legate or successor, and amendments of or distributions from any such trust; or (iii) transfers to any other Dirk Stockholder. A "Dirk Stockholder" will mean Patrick J. Dirk, Mary J. Dirk, Brian P. Dirk, Suzanne M. Anderson, Kristine L. Gigerich, Lorrie A. Brown, The Dirk 1997 Education Trust, The Dirk Family Trust UTD March 6, 1990 or The Dirk 1998 Alaska Trust.

         13.2 CONTINUITY DIRECTORS. For purposes of this Section 13, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

         13.3 ACCELERATION OF EXERCISABILITY. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options and Stock Appreciation Rights that have been outstanding for at least three months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

         13.4 CASH PAYMENT. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         13.5 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an

Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 13.3 or 13.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 13.5 will not apply, and any "payments" to a Participant pursuant to Section 13.3 or 13.4 of the Plan will be treated as "payments" arising under such separate agreement.

14.      RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

         14.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

         14.2 RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         14.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

         14.4 BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind. In such event, the Committee will also have the authority in its sole discretion to rescind the exercise or vesting of any Incentive Awards of the Participant that has occurred since a date commencing six months prior to the date of such employment or service termination and require the Participant to disgorge any profits (however defined by the Committee) made by the Participant relating to such Incentive Awards or any shares issuable upon the exercise or vesting of such Incentive Awards.

         14.5 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.      SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.      PLAN AMENDMENT, MODIFICATION AND TERMINATION.

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 13 of the Plan.

17.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         The Plan is effective as of April 21, 1998, the date it was adopted by the Board. The Plan will terminate at midnight on April 21, 2008, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

18.      MISCELLANEOUS.

         18.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

         18.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                     [LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Patrick J. Dirk and Del L. Conrad, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Troy Group, Inc. held of record by the undersigned on February 18, 2000, at the Annual Meeting of Stockholders to be held on April 6, 2000, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
     To elect eight directors to serve until the next annual meeting.
     Nominees:

Patrick J. Dirk            Gene A. Bier                 William P. O'Reilly
Brian P. Dirk              Robert S. Messina            Dr. Harold L. Clark
John B. Zaepfel            Norman B. Keider

/ /  FOR                   / /  WITHHELD
For, except vote withheld from the following nominee(s)


2.  AMENDMENT OF 1998 STOCK INCENTIVE PLAN

    Proposal to amend the 1998 Stock Incentive Plan to increase the number of shares of common stock specifically reserved for issuance under the plan by 1,500,000 shares, from 1,200,000 shares to 2,700,000 shares.

/ /  FOR                   / /  AGAINST                 / /  ABSTAIN

                           (CONTINUED ON OTHER SIDE)

3.  RATIFICATION OF AUDITORS

    Proposal to ratify the appointment of McGladrey & Pullen, LLP as auditors for the fiscal year ending November 30, 2000.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business, as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: ________________________, 2000

                                           Signature
                                           -------------------------------------
                                           Signature if held jointly
                                           -------------------------------------

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                        DO NOT FOLD, STAPLE OR MUTILATE